Exhibit 99.1

Ideal Power Reports Fourth Quarter and Full Year 2021
Financial Results

AUSTIN, TX – March 17, 2022 -- Ideal Power Inc. (“Ideal Power” or the “Company”) (Nasdaq: IPWR), pioneering the development and commercialization of the highly efficient and broadly patented B-TRAN™ bidirectional semiconductor power switch, reported results for its fourth quarter and full year ended December 31, 2021.

“Fourth quarter 2021 capped off a year of strong progress along our roadmap to commercialize B-TRAN™ as an innovative technology addressing and enabling high-growth, immediate demand markets with the potential to displace conventional power semiconductor solutions in many applications. We advanced our B-TRAN™ test and evaluation program, adding leading commercial enterprises in each of our target market segments. We also made significant progress under the U.S. Navy/Naval Sea Systems Command (NAVSEA) and Department of Energy (DOE) funded programs for B-TRAN™-enabled solid-state circuit breakers (SSCBs) in collaboration with Diversified Technologies, Inc. (DTI),” stated Dan Brdar, President and Chief Executive Officer of Ideal Power.

“Our objective for 2022 remains to introduce our first product for commercial sale. As we build on our 2021 accomplishments, we expect 2022 to be an exciting year in our commercialization of B-TRAN™ with its unique advantages of bidirectional switching capability and lower switching and conduction losses in the EV, EV charging, renewable energy and energy storage, uninterruptible power supply (UPS) systems for data centers, and SSCB markets. With a talented team, large global companies participating in our test and evaluation program and a strong balance sheet to support our development and commercial objectives, we remain focused on continued strong execution toward commercializing B-TRAN™.”

Key Fourth Quarter and Recent Operational Highlights

•	Added participants to the B-TRAN™ test and evaluation program, including

o	a leading manufacturer of commercial electric vehicles (EVs), EV powertrain components and EV charging infrastructure for use in power conversion applications in its commercial EVs

o	a Forbes 2021 Global 500 leader in diverse power management, for use in bidirectional direct current (DC) SSCB applications for solar and wind systems

o	other commercial businesses and universities that management expects may lead to additional government funding opportunities.

•	Delivered on the Company’s Phase I project commitments under the Small Business Innovation Research (SBIR) grant won in collaboration with DTI from the DOE to develop a B-TRAN™-driven low-loss 13.8 kV alternating current (AC) SSCB. DTI and Ideal Power plan to collaborate on a grant application for a Phase II project. If awarded a Phase II grant by the DOE, DTI will build and test a full 50 MW AC SSCB using Ideal Power B-TRAN™ devices.

•	Completed the fifth fabrication run under the NAVSEA program; wafers from this run will be diced and packaged into devices for testing and delivery. Ideal Power will continue to provide program support through the demonstration of the B-TRAN™ enabled DC SSCB later this year.

•	Completed the wafer fabrication qualification run of a second domestic semiconductor fabrication partner that brings bipolar fabrication experience and supports ongoing development activities.

•	Engaged a world-class packaging firm to transition to Ideal Power’s new B-TRAN™ device packaging design for volume production.

•	Appointed two new independent directors, Drue Freeman and Greg Knight, to Ideal Power’s Board of Directors, adding significant semiconductor experience and relationships in key target markets including EVs, renewable energy and energy storage and power electronics.

Fourth Quarter and Full Year 2021 Financial Results

•	Grant revenue was $128,605 in the fourth quarter of 2021 compared to $273,827 in the fourth quarter of 2020.

•	Grant revenue was $576,399 for the full 2021 compared to $428,129 for the full year 2020.

•	Operating expenses in the fourth quarter of 2021 were $1.4 million compared to $1.1 million in the fourth quarter of 2020 on higher sales and marketing and general and administrative expenses.

•	Operating expenses in the full year 2021 were $4.8 million compared to $4.1 million in the full year 2020 with sales and marketing representing $0.5 million of the increase.

•	Net loss in the fourth quarter of 2021 was $1.4 million compared to $1.1 million in the fourth quarter of 2020.

•	Net loss in the full year 2021 was $4.8 million compared to $7.8 million in the full year 2020, which included a one-time, non-cash warrant inducement expense of $3.7 million.

•	Cash used in operating activities in full year 2021 was $4.3 million compared to $3.0 million in full year 2020. Including investing activities, cash burn for the full year 2021 was $4.5 million.

•	Cash and cash equivalents totaled $23.2 million at December 31, 2021.

•	Ideal Power had no long-term debt outstanding at December 31, 2021.

Fourth Quarter 2021 Conference Call Details

Ideal Power President and CEO Dan Brdar and CFO Tim Burns will host a conference call today, followed by a question-and-answer period.

To access the call, please use the following information:

Date:	Thursday, March 17, 2022
Time:	4:30 p.m. EDT, 1:30 p.m. PDT
Toll-free dial-in number:	1-888-204-4368
International dial-in number:	1-323-994-2093
Conference ID:	9771825

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 1-212-838-3777.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1524701&tp_key=fd283c809a and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on Thursday, March 17, 2022, through Sunday, April 17, 2022.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	9771825

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is pioneering the development of its broadly patented bidirectional semiconductor power switch, creating highly efficient and ecofriendly energy control solutions for electric vehicle, electric vehicle charging, renewable energy, energy storage, UPS / data center, solid-state circuit breaker and other industrial and military applications. The Company is focused on its patented Bidirectional, Bipolar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN™ is a unique double-sided bidirectional AC switch able to deliver substantial performance improvements over today's conventional power semiconductors. Ideal Power believes B-TRAN™ will reduce conduction and switching losses, complexity of thermal management and operating cost in medium voltage AC power switching and control circuitry. For more information, visit www.IdealPower.com.

Safe Harbor Statement
All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Ideal Power’s management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Such forward-looking statements included, but are not limited to, statements regarding our plan to introduce our first product for commercial sale in 2022, our expectations regarding our commercialization efforts for B-TRAN™ in 2022, our expectation that other commercial businesses and universities in our test and evaluation program may lead to additional government funding opportunities, our plan to collaborate with DTI on a grant application for a Phase II project and our plans to continue to provide program support through the demonstration of the B-TRAN™ enabled DC SSCB later this year. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the impact of COVID-19 on our business, financial condition and results of operations, the success of our B-TRAN™ technology, including whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents and our inability to predict with precision or certainty the pace and timing of development and commercialization of our B-TRAN™ technology, including the timing of the completion of our wafer fabrication runs with our semiconductor fabrications partners and our continued success engaging companies to participate in our customer sampling program, and uncertainties set forth in our quarterly, annual and other reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:

LHA Investor Relations

Carolyn Capaccio, CFA

T: 212-838-3777

IdealPowerIR@lhai.com

IDEAL POWER INC.

Balance Sheets

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$23,170,149	$3,157,256
Accounts receivable, net	233,262	170,287
Prepayments and other current assets	43,900	118,883
Total current assets	23,447,311	3,446,426

Property and equipment, net	56,158	37,125
Intangible assets, net	2,055,650	1,568,903
Right of use asset	307,172	79,719
Other assets	11,189	—
Total assets	$25,877,480	$5,132,173
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,500	$101,984
Accrued expenses	353,507	475,487
Current portion of lease liability	58,864	82,055
Total current liabilities	542,871	659,526

Long-term debt	—	91,407
Long-term lease liability	267,584	—
Other long-term liabilities	917,100	552,031
Total liabilities	1,727,555	1,302,964

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 5,893,767 shares issued and 5,892,446 shares outstanding at December 31, 2021; 3,265,740 shares issued and 3,264,419 shares outstanding at December 31, 2020	5,894	3,266
Additional paid-in capital	104,063,321	78,974,964
Treasury stock, at cost; 1,321 shares at December 31, 2021 and 2020, respectively	(13,210)	(13,210)
Accumulated deficit	(79,906,080)	(75,135,811)
Total stockholders’ equity	24,149,925	3,829,209
Total liabilities and stockholders’ equity	$25,877,480	$5,132,173

IDEAL POWER INC.

Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Grant revenue	$128,605	$273,827	$576,399	$428,129
Cost of grant revenue	128,605	273,827	576,399	428,129
Gross profit	–	–	–	–

Operating expenses:
Research and development	501,694	559,356	1,927,743	1,720,893
General and administrative	703,279	553,474	2,408,425	2,307,089
Sales and marketing	209,948	20,000	512,807	40,000
Total operating expenses	1,414,921	1,132,830	4,848,975	4,067,982

Loss from operations	(1,414,921)	(1,132,830)	(4,848,975)	(4,067,982)

Other income (expenses):
Gain on forgiveness of long-term debt	–	–	91,407	–
Interest expense, net	(5,827)	(2,569)	(12,701)	(5,049)
Warrant inducement expense	–	–	–	(3,720,866)
Total other income (expenses)	(5,827)	(2,569)	78,706	(3,725,915)

Net loss	$(1,420,748)	$(1,135,399)	$(4,770,269)	$(7,793,897)

Net loss per share – basic and diluted	$(0.23)	$(0.26)	$(0.80)	$(2.20)

Weighted average number of shares outstanding – basic and diluted	6,143,452	4,356,324	5,937,520	3,539,217

IDEAL POWER INC.

Statements of Cash Flows

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(4,770,269)	$(7,793,897)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	157,564	122,152
Write-off of capitalized patents	528	20,660
Stock-based compensation	352,313	868,648
Stock issued for services	207,980	50,000
Warrant inducement expense	—	3,720,866
Gain on forgiveness of long-term debt	(91,407)	—
Decrease (increase) in operating assets:
Accounts receivable	(62,975)	(170,287)
Prepaid expenses and other assets	176,223	147,185
Increase (decrease) in operating liabilities:
Accounts payable	28,516	(80,972)
Accrued expenses	(279,337)	96,613
Net cash used in operating activities	(4,280,864)	(3,019,032)
Cash flows from investing activities:
Purchase of property and equipment	(44,267)	(13,940)
Acquisition of intangible assets	(192,668)	(53,220)
Net cash used in investing activities	(236,935)	(67,160)
Cash flows from financing activities:
Net proceeds from issuance of common stock	21,204,609	—
Exercise of options and warrants	3,326,083	3,094,359
Proceeds from loans	—	91,407
Net cash provided by financing activities	24,530,692	3,185,766
Net increase in cash and cash equivalents	20,012,893	99,574
Cash and cash equivalents at beginning of year	3,157,256	3,057,682
Cash and cash equivalents at end of year	$23,170,149	$3,157,256